UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 28, 2021

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.000001 per share	ATVI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2021 (the “Amendment Date”), Activision Blizzard, Inc. (the “Company” or “ATVI”) entered into an extension agreement (the “Extension Amendment”) to the executive employment agreement (the “Employment Agreement”), dated November 22, 2016, with Robert A. Kotick, who has successfully served as the Company’s founder and Chief Executive Officer (“CEO”) for over 30 years. The Employment Agreement was set to expire on December 31, 2021 but was extended to March 31, 2023 pursuant to the terms of the Extension Amendment.

When considering and approving the Extension Amendment, our Compensation Committee noted the Company’s remarkable performance under the CEO’s 30+ years of outstanding leadership after having rescued ATVI’s predecessor company from near insolvency. Acting as a founder of what our Company has become today, Mr. Kotick has consistently delivered superior shareholder returns and ATVI has achieved industry-leading performance and financial results:

•	ATVI’s market capitalization has increased from less than $10 million to over $70 billion dollars under his leadership, including more than doubling during the term of the CEO’s Employment Agreement.

•	ATVI’s total shareholder return has significantly outperformed the S&P 500. Over the 20 years between 2000 and 2020, ATVI’s total shareholder return increased over 8,100%, compared to an increase of 322% for the S&P 500.

•	ATVI’s market capitalization has increased at a 26% compound annual growth rate over the past 20 years through April 27, 2021, among the very highest in the Company’s peer group and well above the S&P 500 median growth of 9%.

•	ATVI’s total shareholder return over the last five years through to April 27, 2021, was 175%, 71 percentage points higher than the median of the S&P 500.

•	Over the five years through to April 27, 2021, ATVI has created over $45 billion in incremental market value for its shareholders. The median S&P 500 company has created $12 billion in incremental market value during the same time period.

•	ATVI’s 2020 total shareholder return of 57% is near the top decile of the Company’s peer group and substantially above the S&P 500 median of 10%.

•	ATVI’s dilution rate over the last three years was 0.85% on average and ranks among the lowest of any member of our peer group.

As one of the longest serving Fortune 500 founders and CEOs, Mr. Kotick has consistently delivered strong operating results and capital allocation, resulting in substantial value creation for shareholders. The Chair of our Compensation Committee conducted extensive shareholder outreach over the last twelve months to ensure the Company’s compensation practices align with the expectations of its shareholders. The Chair of the Compensation Committee solicited feedback from investors representing over 60% of the Company’s outstanding common stock, engaging in discussions with a majority of those investors.

Taking into account the feedback received through this extensive outreach program and the Board’s desire to retain the CEO to continue to successfully lead the Company into the future, the Board determined that it is in the best interest of the Company and its shareholders to extend the Employment Agreement until March 31, 2023 pursuant to the Extension Amendment. The Board worked with the Company and has established a pay program for the CEO that reflects shareholder feedback, incorporates market best practices, and continues to directly connect pay to performance. In addition to removing the “Transformation Transaction Award” and, with respect to any equity awards granted on or after the Amendment Date, the “Shareholder Value Creation Incentive,” the Extension Amendment aligns target CEO compensation at or below median peer group compensation targets with respect to expected pay and equity grants made in 2021 and 2022.

The CEO voluntarily agreed to reduce his base salary by 15% in 2020. Under the Extension Amendment, effective January 1, 2021, the Compensation Committee and CEO agreed to reduce his contractually agreed-upon base salary by 50%, to align with targets established at the bottom 25th percentile of the Company’s peer group, despite the Company’s strong relative performance. The Extension Amendment does not provide for any guaranteed annual base salary increases.

The Compensation Committee and CEO also agreed to reduce his target annual bonus by 50% (i.e., a potential reduction of $1,750,000 for each of fiscal years 2021 and 2022), to align with the anticipated bottom quartile of the Company’s peer group. The Extension Amendment provides that the CEO shall be eligible to earn an annual bonus for each of fiscal years 2021 and 2022 of up to a maximum of two hundred percent (200%) of his reduced base salary specified above (the “Annual Bonus”). The CEO’s potential maximum Annual Bonus during the Employment Period, as defined in the Extension Amendment, was based on the median multiplier for target annual bonuses of chief executive officers within the Company’s peer group. Therefore, the CEO’s target Annual Bonus is less than the median target annual bonus of the Company’s peer group because the CEO’s base salary is in the bottom quartile of the average base salary earned by chief executive officers of peer companies while his maximum bonus payout as a percentage of his salary is at the median.

The Annual Bonus will be based eighty percent (80%) on the attainment of Company non-GAAP financial objectives (the “Financial Metrics”) and twenty percent (20%) on the achievement of objective and measurable Environmental, Social, and Governance (“ESG”) initiatives for the fiscal year with respect to which the Annual Bonus accrues, in each case, as established by the Compensation Committee.

Achievement of the Financial Metrics and ESG initiatives for each fiscal year shall be determined by the Compensation Committee. The Compensation Committee shall also determine the form in which the Annual Bonus for each fiscal year will be paid. The Company will pay any earned Annual Bonus no later than two and a half (2 ½) months after the end of the fiscal year for which the Annual Bonus is awarded; provided that, except as otherwise provided in the Extension Amendment, the CEO remains continuously employed by the Company through the date on which the Annual Bonus is paid.

The Extension Amendment provides that the CEO will be granted future long-term equity incentive awards for fiscal years 2021 and 2022 (the “Future Long-Term Incentive Awards”), each year intended to have a grant date value (determined in accordance with generally accepted accounting principles) no greater than the 50th percentile of the Company’s then-applicable group of peer companies’ chief executive officer long-term incentive grants (as determined by the Compensation Committee). Each Future Long-Term Incentive Award shall be one hundred percent (100%) comprised of performance vesting restricted stock units subject to cumulative financial performance metrics for three full fiscal years. Any such Future Long-Term Incentive Awards shall remain outstanding and eligible to vest based on performance so long as the CEO continues to provide services to the Company.

The Extension Amendment deletes Section 6(d) of the Employment Agreement, which provided an opportunity for the CEO to earn additional awards and payments in the event of a “Transformative Transaction” (as defined in the Employment Agreement).

The Extension Amendment also provides that the Shareholder Value Creation Incentive outlined in Section 12 of the Employment Agreement will not apply to any long-term incentive awards granted on or after the Amendment Date, including any Future Long-Term Incentive Awards. Any Future Long-Term Incentive Awards granted under the Extension Amendment will be subject to the same treatment and limitations of Section 10(b)(ii) of the Employment Agreement.

All other terms of the Employment Agreement remain in full force and effect.

The foregoing description is not a complete description of the Extension Amendment and is qualified in its entirety by reference to the full text of the Extension Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Extension Amendment, dated April 28, 2021, between Robert A. Kotick and the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 28, 2021

ACTIVISION BLIZZARD, INC.

By:	/s/ Frances Townsend
Frances Townsend
Executive Vice President, Corporate Affairs, Corporate Secretary and Chief Compliance Officer